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                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

                           SELECT MEDICAL CORPORATION

                                  $660,000,000

                    7 5/8% SENIOR SUBORDINATED NOTES DUE 2015

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                February 24, 2005

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
CIBC WORLD MARKETS CORP.
PNC CAPITAL MARKETS, INC.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
4 World Financial Center
New York, New York  10080

                  EGL Acquisition Corp., a Delaware corporation ("EGL"), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and PNC Capital Markets, Inc. (collectively, the "Initial Purchasers"), upon the terms and subject to the conditions set forth in a purchase agreement dated February 3, 2005 (the "Purchase Agreement"), $660,000,000 aggregate principal amount of its 7 5/8% Senior Subordinated Notes due 2015 (the "Securities") to be assumed by Select Medical Corporation, a Delaware corporation (the "Company"), upon the closing of the Merger (defined below) and to be jointly and severally guaranteed on a senior subordinated basis following the closing of the Merger by the subsidiaries of the Company listed on
Schedule I and signatories hereto (the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

                  On October 17, 2004, EGL, the Company and EGL Holding Company, a Delaware corporation ("Holdings"), entered into a Merger Agreement (the "Merger Agreement") pursuant to which, on the date hereof, EGL will be merged (the "Merger") with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Holdings.

                  As contemplated by the Purchase Agreement, EGL, the Company and the Guarantors agree with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Securities and the Exchange Securities (as defined herein) (collectively, the "Holders"), as follows:

                  1. Registered Exchange Offer. Unless doing so would be prohibited by applicable law, rules, regulations or policy of the Commission, the Company and the Guarantors shall (i) prepare and, not later than 150 days following the closing date of the Merger (the "Closing Date"), file with the Commission a registration statement (as amended or supplemented from time to time, the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with re-

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spect to a proposed offer to the Holders of the Securities (the "Registered
Exchange Offer") who are not prohibited by any applicable law, rules, regulations or policy of the Commission from participating in the Registered Exchange Offer to issue and deliver to such Holders, in exchange for the Securities held by such Holders, a like aggregate principal amount of debt securities of the Company (the "Exchange Securities") that are identical in all material respects to the Securities, except for the transfer restrictions relating to the Securities and the provisions related to the matters described in Section 3 hereof, (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 240 days after the Closing Date and the Registered Exchange Offer to be consummated no later than 270 days after the Closing Date and (iii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"). The Exchange Securities will be issued under the Indenture or an indenture (the "Exchange Securities Indenture") between the Company, the Guarantors and the Trustee or such other bank or trust company that is reasonably satisfactory to the Initial Purchasers, as trustee (the "Exchange Securities Trustee"), such indenture to be identical in all material respects to the Indenture, except for the transfer restrictions relating to the Securities (as described above) and the provisions related to the matters described in Section 3 hereof.

                  Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Securities that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and is not prohibited by applicable law, rules, regulations or policy of the Commission from participating in the Registered Exchange Offer) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act (it being understood that the requirement that an Exchanging Dealer or Initial Purchaser deliver the prospectus contained in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities shall not result in such Exchange Securities being not "freely transferable") and without material restrictions under the securities laws of the several states of the United States. EGL, the Company, the Guarantors, the Initial Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover of such prospectus, in Annex B hereto in the sections of such prospectus that set forth the details of the exchange offer procedures and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

                  In connection with the Registered Exchange Offer, the Company shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents; provided, that the Company shall only be required to mail such prospectus to Holders of which the Company is aware after due inquiry;

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                  (b) keep the Registered Exchange Offer open for not less than
         30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

                  (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

                  (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

                  (e) otherwise comply in all material respects with all laws that are applicable to the Registered Exchange Offer.

                  Promptly after the close of the Registered Exchange Offer the Company shall:

                  (a) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                  (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                  (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

                  The Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided that such period shall not exceed 180 days. The Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

                  The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities and the Exchange Securities shall vote and consent together on all matters as one class and that none of the Securities or the Exchange Securities will have the right to vote or consent as a separate class from one another on any matter.

                  Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Closing Date.

                  Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company in writing that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business,
(ii) such Holder will have no arrangements or understanding with any person to participate in the

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distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an affiliate of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

                  Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2. Shelf Registration. If (i) the Company and the Guarantors are not permitted under applicable law, rules, regulations or Commission policy to effect the Registered Exchange Offer as contemplated by Section 1 hereof , or
(ii) the Registered Exchange Offer is not for any other reason consummated prior to the later of (x) the 60th day following the effectiveness of the Exchange Offer Registration Statement and (y) the 270th day after the Closing Date, or
(iii) prior to the 30th day following completion of the Registered Exchange Offer, any Initial Purchaser so requests in writing with respect to Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer or a broker-dealer notifies us that it holds Securities acquired directly from the Company or an Affiliate of the Company, or (iv) prior to the 30th day following completion of the Registered Exchange Offer, any Holder notifies us that, due to any change or development in law, rules, regulations or Commission policy, (A) such Holder is not permitted to participate in the Registered Exchange Offer or (B) such Holder will not receive freely transferable Exchange Securities in exchange for tendered Securities (it being understood that a requirement that a Holder deliver the prospectus contained in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities shall not result in such Exchange Securities being not "freely transferable"), then the following provisions shall apply:

                  (a) The Company and the Guarantors shall use their commercially reasonable efforts to file prior to the later of (i) 270 days after the Closing Date and (ii) 120 days after the obligation to file arises pursuant to this Section 2, and thereafter shall use their commercially reasonable efforts to cause to be declared effective as promptly as practical on or prior to 210 days after such filing, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (as amended or supplemented from time to time, hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement") provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities or the Exchange Securities held by it covered by the Shelf Registration Statement unless such Holder agrees in writing to be bound by

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         all the provisions of this Agreement applicable to such Holder (it being agreed that each Initial Purchaser's agreement thereto is evidenced by the execution of this Agreement by or on its behalf).

                  (b) The Company and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and available in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Securities for a period ending on the earlier of (i) two years from the date of issuance of the Securities or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which such Securities become eligible for resale without restrictions pursuant to clauses (c), (e), (f) and (h) of Rule 144 under the Securities Act (in any such case, such period being called the "Shelf Registration Period").

                  (c) Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  3. Additional Interest.

                  (a) The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the Company and the Guarantors fail to file the Exchange Offer Registration Statement on or before the 150th day after the Closing Date or fail to file the Shelf Registration Statement on or prior to the later of the 270th day after the Closing Date and 120 days after the obligation to file the Shelf Registration Statement arises under Section 2, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 240th day after the Closing Date or the Shelf Registration Statement is not declared effective on or before the 210th day after the filing of the Shelf Registration Statement, (iii) the Registered Exchange Offer is not consummated on or prior to the 300th day after the Closing Date and the Shelf Registration Statement is not declared effective by the Commission on or prior to the 210th day after the filing of the Shelf Registration Statement, or (iv) the Shelf Registration Statement is filed and declared effective within the time periods required by
Section 2 but, thereafter ceases to be effective or available for the Holders of Transfer Restricted Securities in connection with the offer and sale such Transfer Restricted Securities during the period that the Company and the Guarantors are obligated to maintain the effectiveness thereof (unless such Shelf Registration Statement is succeeded by another Shelf Registration Statement filed and declared effective within 30 days of the date such Shelf Registration Statement ceased to be effective or such Shelf Registration Statement otherwise becomes available again within 30 days (so long as the aggregate number of days for

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which a Shelf Registration Statement has not been effective and available for the Holders of Transfer Restricted Securities to offer and sell such Transfer Restricted Securities does not exceed 45 days within any 90 day period or 60 days within any 12-month period) (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantors will be jointly and severally obligated to pay, as liquidated damages, additional interest ("Additional Interest") to each Holder of Transfer Restricted Securities as to which such Registration Default relates, with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, at a rate equal to 0.25% per annum of the principal amount of such Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the applicable Registration Statement is declared effective, (iii) the Registered Exchange Offer is consummated, or (iv) the Shelf Registration Statement again becomes effective and available, as the case may be. The amount of Additional Interest payable to each Holder of Transfer Restricted Securities shall increase by an additional 0.25% per annum of the principal amount of Transfer Restricted Securities held by such Holder at the end of each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults with respect to such Transfer Restricted Securities have been cured, up to an aggregate maximum rate of 1.00% per annum of the principal amount of such Transfer Restricted Securities. Additional Interest shall be computed based on the actual number of days elapsed during which any such Registration Default exists. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease and the interest rate will revert to the original rate. As used herein, the term "Transfer Restricted Securities" means each Security, until the earliest to occur of: (i) the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer (it being understood that the requirement that an Exchanging Dealer or Initial Purchaser deliver the prospectus contained in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities shall not result in such Exchange Securities being not "freely transferable"), (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), neither the Company nor the Guarantors shall be required to pay Additional Interest to a Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n). Notwithstanding any provision herein to the contrary, Additional Interest shall not accrue on any Security that is no longer a Transfer Restricted Security and the amount of Additional Interest shall not increase over the rates set forth above because more than one Registration Default has occurred and is pending.

                  (b) The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company and the Guarantors shall pay the additional interest due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable Registration Default.

                  (c) The parties hereto agree that the additional interest provided for in this Section 3 constitutes a reasonable estimate of and are intended to constitute the sole damages that will be

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suffered by Holders of Transfer Restricted Securities by reason of the failure of any Registration Default.

                  4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

                  (a) The Company shall (i) furnish to each Initial Purchaser and counsel for the Initial Purchasers, to the extent requested in writing, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as any Initial Purchaser may reasonably propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the sections setting forth the details of the exchange offer procedures and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested in writing by any Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

                  (b) The Company shall advise each Initial Purchaser, each Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuer a telephone or facsimile number and address for notices, and the Holders (if applicable) who are named as selling security holders in the prospectus forming part of a Shelf Registration Statement and, if requested by any such person in writing, confirm such advice in writing (which advice pursuant to clauses (ii) -
         (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when any Registration Statement and any amendment
                  thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to any Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the
                  making of any changes in any Registration Statement or the prospectus included therein in order that they do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in case of the prospectus, in light of the circumstances under which they were made) not misleading.

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                  (c) The Company and the Guarantors will use commercially
         reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

                  (d) The Company will furnish, upon written request, to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (e) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents, subject to the provisions of this Agreement to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offer and sale of the Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

                  (f) The Company will furnish to each Initial Purchaser and each Exchanging Dealer, and to any other Holder who so requests in writing, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any Initial Purchaser or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (g) The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Initial Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as such Initial Purchaser, Exchanging Dealer or other persons may reasonably request in writing; and the Company and the Guarantors consent to the use of such prospectus or any amendment or supplement thereto by any such Initial Purchaser, Exchanging Dealer or other persons, as applicable, as aforesaid.

                  (h) Prior to the effective date of any Registration Statement, the Company and the Guarantors will use their commercially reasonable efforts to register or qualify, or cooperate with the Holders of Securities or Exchange Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by such Registration Statement; provided that neither the Company nor any Guarantor will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

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

                  (i) The Company and the Guarantors will cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Securities or Exchange Securities pursuant to such Registration Statement.

                  (j) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company and the Guarantors are required to maintain an effective Registration Statement, the Company will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities or Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Securities and the Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities or the Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company (it being further agreed that, if requested in writing by any Initial Purchaser, subject to applicable legal requirements, the Company shall use its commercially reasonable efforts to cause any Transferred Restricted Securities having the status of (or reasonably likely to have the status of) an unsold allotment that are included in any Shelf Registration Statement by any such Initial Purchaser to (i) bear the same CUSIP numbers as the Exchange Securities and (ii) be governed by the same indenture as the Exchange Securities and to vote as a single class with the Exchange Securities on all matters under such indneture).

                  (l) The Company and the Guarantors will comply in all material respects with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

                  (m) The Company and the Guarantors will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

                  (n) The Company may require each Holder of Transfer Restricted Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

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                  (o) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement
         (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

                  (p) In the case of a Shelf Registration Statement, the Company and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and use commercially reasonable efforts to take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

                  (q) In the case of a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold and any underwriter participating in any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel make reasonably available all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Shelf Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the such persons by the Special Counsel and all such information shall be kept confidential by the recipients and their representatives pursuant to a customary confidentiality agreement for due diligence investigations by selling security holders in offerings registered under the Securities Act to be executed by such recipients prior to receiving such information.

                  (r) In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its commercially reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities or Exchange Securities, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates reasonably requested by Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  5. Registration Expenses. The Company and the Guarantors will bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2 and 4 and the Company will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities to be sold pursuant to each Registration Statement (the "Special Counsel") acting for the Initial Purchasers or Holders in connection therewith.

                  6. Indemnification.

                  (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or Exchanging Dealer, as applicable, the Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities or Exchange Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities or Exchange Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities or Exchange Securities to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(d), 4(e), 4(f) or 4(g).

                  (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, each Guarantor and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party shall use commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  7. Contribution. If the indemnification provided for in
Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering and sale of the Securities, on the one hand, and a Holder with respect to the sale by such Holder of Securities or Exchange Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company as set forth in the table on the cover of the Offering Memorandum, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Securities or Exchange Securities, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the Company and the Guarantors on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities or Exchange Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be se-lected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

                  No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  9. Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities, the Exchange Securities being sold by such Holders pursuant to such Registration Statement.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

                           (i) if to a Holder, at the most current address given
                  by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture.

                           (ii) if to an Initial Purchaser, to it c/o Merrill
                  Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attn: Sarang Gadkari.

                           (iii) if to EGL, the Company, or the Guarantors,
                  initially at Select Medical Corporation, 4718 Old Gettysburg Road, P.O Box 2034, Mechanicsburg, PA 17055, Attn: Michael E. Tarvin, Senior V.P., General Counsel and Secretary, Facsimile:
                  (717) 975-9981; with a copy to Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022-6815, Attention: Sean M. Traynor, telecopier no.: (212) 893-9559 and a copy to Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York, Attention: Steven R. Rutkovsky, Esq., telecopier: (212) 841-5725.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

                  The Initial Purchasers, on the one hand, or the Company and/or the Guarantors, on the other hand by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (c) Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment, subsequent Holders of Securities and the Exchange Securities, and the indemnified persons referred to in Section 6 hereof.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (e) Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in the Indenture and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (h) Remedies. In the event of a breach by the Company or any of the Guarantors (other than in respect of a Registration Default for which liquidated damages under Section 3 shall be the exclusive remedy) or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or any Guarantor, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Except as provided above, the Company, each Guarantor and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (i) No Inconsistent Agreements. EGL, the Company and each Guarantor represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

                  (j) No Piggyback on Registrations. Neither the Company nor the Guarantors nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

                  (k) Severability. Except as otherwise provided in Section 3, the remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  Please confirm that the foregoing correctly sets forth the agreement among the parties hereto.

                                                     Very truly yours,

                                                     EGL ACQUISITION CORP.

                                                         /s/ Eric J. Lee
                                                     By: _______________________
                                                         Name: Eric J. Lee
                                                         Title: Secretary

ACCEPTED AND AGREED TO:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC,
         for themselves and as Representatives of the other
         Initial Purchasers

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED,

    /s/ illegible
By: _____________________________________
            Authorized Signatory

ACCEPTED AND AGREED TO AS OF THE DATE HEREOF
AFTER GIVING EFFECT TO THE MERGER:

SELECT MEDICAL CORPORATION
(AS SUCCESSOR BY MERGER TO EGL ACQUISITION CORP.)

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Senior Vice President,
           General Counsel and Secretary

EACH OF THE GUARANTORS LISTED
ON SCHEDULE 1 HERETO (OTHER THAN
AS SEPARATELY SIGNED FOR BELOW)

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

ARGOSY HEALTH, LLC

By: Kessler Rehab Centers, Inc., as managing member

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

GP THERAPY, L.L.C.

By: Georgia Physical Therapy, Inc.,
    as managing member

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

KESSLER PROFESSIONAL SERVICES, LLC

By:      Kessler Institute for Rehabilitation, Inc.,
         as managing member

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

SELECT MEDICAL PROPERTY VENTURES, LLC

By: Select Medical Corporation,
    as managing member

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

SELECT SOFTWARE VENTURES, LLC

By: Rehab Clinics, Inc., as managing member

By: /s/ Michael E. Tarvin
    _____________________________________
    Name: Michael E. Tarvin
    Title: Vice President

WALTHAM PHYSICAL THERAPY
ASSOCIATES, INC.

    /s/ John F. Duggan
By: _____________________________________
    Name:  John F. Duggan
    Title: Vice President

                                   SCHEDULE I

                                   GUARANTORS

1.       Affiliated Physical Therapists, Ltd.

2.       American Transitional Hospitals, Inc.

3.       Arizona Rehab Provider Network, Inc.

4.       Athens Sports Medicine Clinic, Inc.

5.       Ather Sports Injury Clinic, Inc.

6.       Atlantic Rehabilitation Services, Inc.

7.       Atra Services, Inc.

8.       Buendel Physical Therapy, Inc.

9.       C.E.R.-West, Inc.

10.      C.O.A.S.T. Institute Physical Therapy, Inc.

11.      CCISUB, Inc.

12.      Cenla Physical Therapy & Rehabilitation Agency, Inc.

13.      Center for Evaluation & Rehabilitation, Inc.

14.      Center for Physical Therapy & Sports Rehabilitation, Inc.

15.      CenterTherapy, Inc.

16.      Champion Physical Therapy, Inc.

17.      CMC Center Corporation

18.      Community Rehab Centers of Massachusetts, Inc.

19.      Crowley Physical Therapy Clinic, Inc.

20.      Douglas Avery & Associates, Ltd.

21.      Elk County Physical Therapy, Inc.

22.      Fine, Bryant & Wah, Inc.

23.      Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.

24.      Gallery Physical Therapy Center, Inc.

25.      Georgia Physical Therapy of West Georgia, Inc.

26.      Georgia Physical Therapy, Inc.

27.      Greater Sacramento Physical Therapy Associates, Inc.

28.      Grove City Physical Therapy and Sports Medicine, Inc.

29.      Gulf Breeze Physical Therapy, Inc.

30.      Hand Therapy and Rehabilitation Associates, Inc.

31.      Hand Therapy Associates, Inc.

32.      Hangtown Physical Therapy, Inc.

33.      Hawley Physical Therapy, Inc.

34.      Hudson Physical Therapy Services, Inc.

35.      Human Performance and Fitness, Inc.

36.      Indianapolis Physical Therapy and Sports Medicine, Inc.

37.      Intensiva Healthcare Corporation

38.      Intensiva Hospital of Greater St. Louis, Inc.

39.      Joyner Sports Science Institute, Inc.

40.      Joyner Sportsmedicine Institute, Inc.

41.      Kentucky Rehabilitation Services, Inc.

42.      Kessler Assisted Living Corporation

43.      Kessler Institute for Rehabilitation, Inc.

44.      Kessler Occupational Medicine Centers, Inc.

45.      Kessler Physical Therapy & Rehabilitation, Inc.

46.      Kessler Rehab Centers, Inc.

47.      Kessler Rehabilitation Corporation

48.      Kessler Rehabilitation of Maryland, Inc.

49.      Kessler Rehabilitation Services, Inc.

50.      Lynn M. Carlson, Inc.

51.      Metro Rehabilitation Services, Inc.

52.      Michigan Therapy Centre, Inc.

53.      MidAtlantic Health Group, Inc.

54.      Monmouth Rehabilitation, Inc.

55.      New Mexico Physical Therapists, Inc.

56.      Northside Physical Therapy, Inc.

57.      NovaCare Occupational Health Services, Inc.

58.      NovaCare Outpatient Rehabilitation East, Inc.

59.      NovaCare Outpatient Rehabilitation of California, Inc.

60.      NovaCare Outpatient Rehabilitation West, Inc.

61.      NovaCare Outpatient Rehabilitation, Inc.

62.      NovaCare Rehabilitation, Inc.

63.      P.T. Services Company

64.      P.T. Services Rehabilitation, Inc.

65.      P.T. Services, Inc.

66. Peter Trailov R.P.T. Physical Therapy Clinic, Orthopedic Rehabilitation & Sports Medicine, Ltd.

67.      Physical Rehabilitation Partners, Inc.

68.      Physical Therapy Associates, Inc.

69.      Physical Therapy Enterprises, Inc.

70.      Physical Therapy Institute, Inc.

71.      Physical Therapy Services of the Jersey Cape, Inc.

72.      Pro Active Therapy of Ahoskie, Inc.

73.      Pro Active Therapy of Greenville, Inc.

74.      Pro Active Therapy of North Carolina, Inc.

75.      Pro Active Therapy of Rocky Mount, Inc.

76.      Pro Active Therapy of South Carolina, Inc.

77.      Pro Active Therapy of Virginia, Inc.

78.      Pro Active Therapy, Inc.

79.      Professional Therapeutic Services, Inc.

80.      Quad City Management, Inc.

81.      RCI (Colorado), Inc.

82.      RCI (Exertec), Inc.

83.      RCI (Michigan), Inc.

84.      RCI (S.P.O.R.T.), Inc.

85.      RCI (WRS), Inc.

86.      Rebound Oklahoma, Inc.

87.      Redwood Pacific Therapies, Inc.

88.      Rehab Managed Care of Arizona, Inc.

89.      Rehab Provider Network - East I, Inc.

90.      Rehab Provider Network - East II, Inc.

91.      Rehab Provider Network - California, Inc.

92.      Rehab Provider Network - Indiana, Inc.

93.      Rehab Provider Network - New Jersey, Inc.

94.      Rehab Provider Network - New York, Inc.

95.      Rehab Provider Network of Arizona, Inc.

96.      Rehab Provider Network of Colorado, Inc.

97.      Rehab Provider Network of Florida, Inc.

98.      Rehab Provider Network of Nevada, Inc.

99.      Rehab Provider Network of New Mexico, Inc.

100.     Rehab Provider Network of North Carolina, Inc.

101.     Rehab Provider Network of Texas, Inc.

102.     Rehab Provider Network - Ohio, Inc.

103.     Rehab Provider Network - Pennsylvania, Inc.

104.     Rehab Provider Network - Michigan, Inc.

105.     Rehab/Work Hardening Management Associates, Ltd.

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

106.     RehabClinics (GALAXY), Inc.

107.     RehabClinics (PTA), Inc.

108.     RehabClinics (SPT), Inc.

109.     RehabClinics Abilene, Inc.

110.     RehabClinics Dallas, Inc.

111.     RehabClinics Pennsylvania, Inc.

112.     RehabClinics, Inc.

113.     S.T.A.R.T., Inc.

114.     Select Air II, Inc.

115.     Select Employment Services, Inc.

116.     Select Hospital Investors, Inc.

117.     Select Medical of Kentucky, Inc.

118.     Select Medical of Maryland, Inc.

119.     Select Medical of New York, Inc.

120.     Select Medical Rehabilitation Services, Inc.

121.     Select Provider Networks, Inc.

122.     Select Rehabilitation Management Services, Inc.

123.     Select Specialty Hospital - Akron/SHS, Inc.

124.     Select Specialty Hospital - Alachua, Inc.

125.     Select Specialty Hospital - Ann Arbor, Inc.

126.     Select Specialty Hospital - Arizona, Inc.

127.     Select Specialty Hospital - Augusta/UH, Inc.

128.     Select Specialty Hospital - Baton Rouge, Inc.

129.     Select Specialty Hospital - Battle Creek, Inc.

130.     Select Specialty Hospital - Beech Grove, Inc.

131.     Select Specialty Hospital - Belleville, Inc.

132.     Select Specialty Hospital - Bloomington, Inc.

133.     Select Specialty Hospital - Brevard, Inc.

134.     Select Specialty Hospital - Broward, Inc.

135.     Select Specialty Hospital - Central Detroit, Inc.

136.     Select Specialty Hospital - Charleston, Inc.

137.     Select Specialty Hospital - Cincinnati, Inc.

138.     Select Specialty Hospital - Colorado Springs, Inc.

139.     Select Specialty Hospital - Columbus, Inc.

140.     Select Specialty Hospital - Columbus/Grant, Inc.

141.     Select Specialty Hospital - Columbus/University, Inc.

142.     Select Specialty Hospital - Conroe, Inc.

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

143.     Select Specialty Hospital - Covington, Inc.

144.     Select Specialty Hospital - Dallas, Inc.

145.     Select Specialty Hospital - Danville, Inc.

146.     Select Specialty Hospital - Denver, Inc.

147.     Select Specialty Hospital - Durham, Inc.

148.     Select Specialty Hospital - Duval, Inc.

149.     Select Specialty Hospital - Erie, Inc.

150.     Select Specialty Hospital - Escambia, Inc.

151.     Select Specialty Hospital - Evansville, Inc.

152.     Select Specialty Hospital - Flint, Inc.

153.     Select Specialty Hospital - Fort Smith, Inc.

154.     Select Specialty Hospital - Fort Wayne, Inc.

155.     Select Specialty Hospital - Gadsden, Inc.

156.     Select Specialty Hospital - Greensboro, Inc.

157.     Select Specialty Hospital - Greensburg, Inc.

158.     Select Specialty Hospital - Grosse Pointe, Inc.

159.     Select Specialty Hospital - Honolulu, Inc.

160.     Select Specialty Hospital - Houston, Inc.

161.     Select Specialty Hospital - Huntsville, Inc.

162.     Select Specialty Hospital - Indianapolis, Inc.

163.     Select Specialty Hospital - Jackson, Inc.

164.     Select Specialty Hospital - Johnstown, Inc.

165.     Select Specialty Hospital - Kalamazoo, Inc.

166.     Select Specialty Hospital - Kansas City, Inc.

167.     Select Specialty Hospital - Knoxville, Inc.

168.     Select Specialty Hospital - Lancaster, Inc.

169.     Select Specialty Hospital - Lansing, Inc.

170.     Select Specialty Hospital - Lee, Inc.

171.     Select Specialty Hospital - Leon, Inc.

172.     Select Specialty Hospital - Lexington, Inc.

173.     Select Specialty Hospital - Little Rock, Inc.

174.     Select Specialty Hospital - Longview, Inc.

175.     Select Specialty Hospital - Louisville, Inc.

176.     Select Specialty Hospital - Macomb County, Inc.

177.     Select Specialty Hospital - Macon, Inc.

178.     Select Specialty Hospital - Marion, Inc.

179.     Select Specialty Hospital - McKeesport, Inc.

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180.     Select Specialty Hospital - Memphis, Inc.

181.     Select Specialty Hospital - Midland, Inc.

182.     Select Specialty Hospital - Milwaukee, Inc.

183.     Select Specialty Hospital - Minneapolis, Inc.

184.     Select Specialty Hospital - Morgantown, Inc.

185.     Select Specialty Hospital - Nashville, Inc.

186.     Select Specialty Hospital - New Orleans, Inc.

187.     Select Specialty Hospital - Newark, Inc.

188.     Select Specialty Hospital - North Knoxville, Inc.

189.     Select Specialty Hospital - Northeast Ohio, Inc.

190.     Select Specialty Hospital - Northwest Detroit, Inc.

191.     Select Specialty Hospital - Northwest Indiana, Inc.

192.     Select Specialty Hospital - Ocean, Inc.

193.     Select Specialty Hospital - Oklahoma City/East Campus, Inc.

194.     Select Specialty Hospital - Oklahoma City, Inc.

195.     Select Specialty Hospital - Omaha, Inc.

196.     Select Specialty Hospital - Orange, Inc.

197.     Select Specialty Hospital - Orlando, Inc.

198.     Select Specialty Hospital - Palm Beach, Inc.

199.     Select Specialty Hospital - Panama City, Inc.

200.     Select Specialty Hospital - Paramus, Inc.

201.     Select Specialty Hospital - Philadelphia/AEMC, Inc.

202.     Select Specialty Hospital - Phoenix, Inc.

203.     Select Specialty Hospital - Pine Bluff, Inc.

204.     Select Specialty Hospital - Pittsburgh, Inc.

205.     Select Specialty Hospital - Pittsburgh/UPMC, Inc.

206.     Select Specialty Hospital - Pontiac, Inc.

207.     Select Specialty Hospital - Quad Cities, Inc.

208.     Select Specialty Hospital - Reno, Inc.

209.     Select Specialty Hospital - Riverview, Inc.

210.     Select Specialty Hospital - Saginaw, Inc.

211.     Select Specialty Hospital - San Antonio, Inc.

212.     Select Specialty Hospital - Sarasota, Inc.

213.     Select Specialty Hospital - Savannah, Inc.

214.     Select Specialty Hospital - Sioux Falls, Inc.

215.     Select Specialty Hospital - South Dallas, Inc.

216.     Select Specialty Hospital - Springfield, Inc.

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217.     Select Specialty Hospital - Topeka, Inc.

218.     Select Specialty Hospital - TriCities, Inc.

219.     Select Specialty Hospital - Tulsa, Inc.

220.     Select Specialty Hospital - Western Michigan, Inc.

221.     Select Specialty Hospital - Western Missouri, Inc.

222.     Select Specialty Hospital - Wichita, Inc.

223.     Select Specialty Hospital - Wilmington, Inc.

224.     Select Specialty Hospital - Winston-Salem, Inc.

225.     Select Specialty Hospital - Wyandotte, Inc.

226.     Select Specialty Hospital - Youngstown, Inc.

227.     Select Specialty Hospital - Zanesville, Inc.

228.     Select Specialty Hospitals, Inc.

229.     Select Synergos, Inc.

230.     Select Transport, Inc.

231.     Select Unit Management, Inc.

232.     SelectMark, Inc.

233.     SemperCare Hospital of Central Illinois, Inc.

234.     SemperCare Hospital of Fort Myers, Inc.

235.     SemperCare Hospital of Hartford, Inc.

236.     SemperCare Hospital of Lakeland, Inc.

237.     SemperCare Hospital of Lakewood, Inc.

238.     SemperCare Hospital of Little Rock, Inc.

239.     SemperCare Hospital of Mobile, Inc.

240.     SemperCare Hospital of Pensacola, Inc.

241.     SemperCare Hospital of Plainfield, Inc.

242.     SemperCare Hospital of Sarasota, Inc.

243.     SemperCare Hospital of Spokane, Inc.

244.     SemperCare Hospital of Springfield, Inc.

245.     SemperCare Hospital of Tallahassee, Inc.

246.     SemperCare Hospital of Volusia, Inc.

247.     SemperCare Hospital of Washington, Inc.

248.     SemperCare, Inc.

249.     SLMC Finance Corporation

250.     South Jersey Physical Therapy Associates, Inc.

251.     South Jersey Rehabilitation and Sports Medicine Center, Inc.

252.     South Philadelphia Occupational Health, Inc.

253.     Southpointe Fitness Center, Inc.

254.     Southwest Physical Therapy, Inc.

255.     Southwest Therapists, Inc.

256.     Sports & Orthopedic Rehabilitation Services, Inc.

257.     Sports Therapy and Arthritis Rehabilitation, Inc.

258.     Stephenson-Holtz, Inc.

259.     The Center for Physical Therapy and Rehabilitation, Inc.

260.     The Orthopedic Sports and Industrial Rehabilitation Network, Inc.

261.     Treister, Inc.

262.     Valley Group Physical Therapists, Inc.

263.     Vanguard Rehabilitation, Inc.

264.     Victoria Healthcare, Inc.

265.     Wayzata Physical Therapy Center, Inc.

266.     West Side Physical Therapy, Inc.

267.     West Suburban Health Partners, Inc.

268.     Wilpage, Inc.

269.     Yuma Rehabilitation Center, Inc.

                                     ANNEX A

                  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution"

                                     ANNEX B

                  Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution".

                                     ANNEX C

                              PLAN OF DISTRIBUTION

                  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 200_, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

                  The Company and the Guarantors will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of 180 days after the Expiration Date the Company and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Guarantors have agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     ANNEX D

                  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

                  If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.